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ACCOUNTANTS AND
MANAGEMENT CONSULTANTS                                    [LOGO]

The US Member Firm of
Grant Thornton International




      November 9, 1998


      Securities and Exchange Commission
      Washington, D.C.  20549

      Re:   ECOMAT, INC.
            FILE NO. 0-21613

      Dear Sir or Madam:

      We have read Item 4 of the Form 8-K of ECOMAT, Inc. dated November 9, 1998 and agree with the statements contained therein.

      Very truly yours,

      /s/ GRANT THORNTON LLP
      ----------------------
      GRANT THORNTON LLP


      November 9, 1998

      /sv


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